As filed with the Securities and Exchange Commission on September 9, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHOPIFY INC.
(Exact Name of Registrant as Specified in its Charter)

Canada (State or Other Jurisdiction of Incorporation or Organization)	98-0486686 (I.R.S. Employer Identification No.)

151 O’Connor Street, Ground Floor
Ottawa, Ontario, Canada K2P 2L8
(Address of Principal Executive Offices)(Zip Code)

Second Amended and Restated Stock Option Plan
Second Amended and Restated Long Term Incentive Plan
(Full Title of the Plans)

Corporation Service Company
251 Little Falls Drive, Wilmington, DE, 19808-1674
(Name and Address of Agent for Service)

(302) 636-5400
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Jessica Hertz
General Counsel and Corporate Secretary
Shopify Inc.
151 O’Connor Street, Ground Floor
Ottawa, ON K2P 2L8
Canada
(613) 241-2828

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

PART II

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 75,000,000 shares of Class A subordinate voting shares of Shopify Inc. (the “Registrant”) that may be issued pursuant to the Registrant’s Second Amended and Restated Stock Option Plan or Second Amended and Restated Long Term Incentive Plan (together, the “Plans”). The Registrant previously registered 2,470,000 Class A subordinate voting shares for issuance under the Plans pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on July 28, 2021 (File No. 333-258230), May 12, 2016 (File No. 333-211305) and May 29, 2015 (File No. 333-204568). Pursuant to General Instruction E to Form S-8, the contents of such Registration Statements on Form S‑8 are hereby incorporated by reference herein, except to the extent supplemented or amended or superseded by the information set forth herein.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.          Exhibits.

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description of Exhibit
4.1
Specimen Class A subordinate voting share certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-203401), filed with the  Commission on May 6, 2015).

4.2	Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 1 to the Registrant’s Report on Form 6-K, furnished to the Commission on May 29, 2015).
4.3	Certificate and Articles of Arrangement of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the Commission on June 10, 2022).
4.4	Certificate and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on June 28, 2022).
4.5	By-laws of the Registrant (incorporated by reference to Exhibit 2 to the Registrant’s Report on Form 6-K, furnished to the Commission on May 29, 2015).
5.1*	Opinion of Stikeman Elliott LLP.
23.1*	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1*	Power of Attorney (included in the signature page to this Registration Statement).
107*	Filing Fee Table.

* Filed herewith.

Item 9.          Undertakings.

(a)          The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada on September 9, 2022.

SHOPIFY INC.

By:	/s/ Jessica Hertz
	Name:	Jessica Hertz
	Title:	General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tobias Lütke, Amy Shapero and Jessica Hertz, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated on September 9, 2022.

Signature	Title

/s/ Tobias Lütke	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
Tobias Lütke

/s/ Amy Shapero	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Amy Shapero

/s/ Robert Ashe	Director
Robert Ashe

/s/ Gail Goodman	Director
Gail Goodman

/s/ Colleen Johnston	Director
Colleen Johnston

/s/ Jeremy Levine	Director
Jeremy Levine

/s/ John Phillips	Director
John Phillips

/s/ Fidji Simo	Director
Fidji Simo

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Registration Statement on Form S‑8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada, on September 9, 2022.

SHOPIFY HOLDINGS (USA) INC.
(Authorized Representative in the United States)

By:	/s/ Seth Bressack
	Name:	Seth Bressack
	Title:	Director